UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2009

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Separation Agreement

On May 22, 2009, MSCI Inc. (the “Registrant”) entered into a Separation Agreement (the “Separation Agreement”) with Morgan Stanley (together with the Registrant, the “Parties”), which contains certain terms, conditions and covenants that govern the relationship between the Parties following the sale by Morgan Stanley of all of the outstanding common stock of the Registrant owned by it (the “Sale”).

Under the Separation Agreement, the Parties shall settle all intercompany amounts owed between them within 90 days of the Sale, subject to certain limited exceptions.

The Separation Agreement also governs certain insurance matters between the Parties and permits the Registrant to assert claims under certain Morgan Stanley insurance policies for certain losses arising out of insured occurrences occurring from the date coverage thereunder first commenced until July 15, 2008 (or in the case of an insurance policy covering employed lawyers errors and omissions, July 1, 2008).

In addition, each Party shall have limited access upon request to the other’s accounting and financial records for six years after the consummation of the Sale to the extent necessary or useful to the requesting Party in connection with any audit, dispute, litigation, regulatory proceedings or filings, or any other reasonable business purpose.

The above description of the Separation Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The Separation Agreement is filed as Exhibit 10.1 to this Form 8-K. The description of the material terms of the Separation Agreement is qualified in its entirety by reference to such exhibit.

Employee Matters Agreement

On May 22, 2009, the Registrant entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Morgan Stanley, which governs certain employee related matters associated with the Registrant's separation from Morgan Stanley.  The Employee Matters Agreement addresses, among other things, the allocation of certain employment related liabilities between the Registrant and Morgan Stanley in connection with the Registrant's separation from Morgan Stanley.  The Employee Matters Agreement also addresses the tax treatment of certain Morgan Stanley equity awards.  The Registrant does not expect the Employee Matters Agreement to have a material impact on the results of its operations.  The foregoing description of the Employee Matters Agreement does not purport to be a complete statement of the Parties’ rights and obligations under that agreement.  The Employee Matters Agreement is filed as Exhibit 10.2 to this Form 8-K.  The description of the material terms of the Employee Matters Agreement is qualified in its entirety by reference to such exhibit.

Services Agreement

On May 22, 2009, the Registrant entered into a Letter Agreement (the “Agreement”) with Morgan Stanley, replacing the schedules to its Services Agreement, dated as of November 20, 2007, as amended July 21, 2008.  Under the Agreement, Morgan Stanley shall provide to the Registrant certain financial services for up to three months following the date of the Agreement and certain legal and compliance services for up to six months following the date of the Agreement.  The foregoing description does not purport to be a complete statement of the Parties’ rights and obligations under the Agreement.  The Agreement is filed as Exhibit 10.3 to this Form 8-K.  The description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 22, 2009, the Registrant announced that Kenneth M. deRegt, a Director of the Registrant, has resigned from the Registrant effective immediately and therefore will no longer serve on the Board of Directors or as a member of the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Separation Agreement, dated May 22, 2009, among MSCI Inc. and Morgan Stanley.
Exhibit 10.2	Employee Matters Agreement, dated May 22, 2009, among MSCI Inc. and Morgan Stanley
Exhibit 10.3	Letter Agreement, dated May 22, 2009, among MSCI Inc. and Morgan Stanley.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 22, 2009	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman